                                                                     EXHIBIT 4.4

                          CONSENT AND AMENDMENT NO. 1

          CONSENT AND AMENDMENT NO. 1 dated as of June 4, 1996 among: TERRA CAPITAL, INC., a Delaware corporation (the "Company"); TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership ("TNLP" and, together with the Company, the "Borrowers); each of the entities listed on the signature pages hereof under the caption "GUARANTORS" (each such entity, and each of the Borrowers, an "Obligor" and, collectively, the "Obligors"); each of the lenders (the "Lenders") and issuing banks (the "Issuing Banks") listed on the signature pages hereof; and CITIBANK, N.A., as agent for the Lenders and Issuing Banks under the Credit Agreement referred to below (in such capacity, the "Agent").

          The Obligors, the Lenders, the Issuing Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 14, 1995 (as from time to time amended, the "Credit Agreement"). The Company has requested that the Lenders consent to the "Beaumont Disposition" (as hereinafter defined) and to amend the Credit Agreement in certain respects. The Lenders are willing to so consent and are willing to so amend the Credit Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          Section 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          A. General. References in the Credit Agreement and the other Loan Documents (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          B. Definitions. Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions in their appropriate alphabetical locations (to the extent that such terms are not presently defined in Section 1.01 of the Credit Agreement) and by restating the following definitions (to the extent such terms are presently defined in said Section 1.01):

          "Beaumont Disposition" has the meaning assigned to such term in
     Section 5.02(e)(viii).

                          Consent and Amendment No. 1
                          ---------------------------

          "Beaumont Disposition Proceeds" has the meaning assigned to such term in Section 5.02(e)(viii).

          "Beaumont Disposition Time" means the time as of which the Beaumont Disposition shall have occurred in accordance with the terms set forth herein and in the other Loan Documents.

          "BMCH" means BMC Holdings, Inc., a Delaware corporation.

          "BMLP" means Beaumont Methanol, Limited Partnership, a Delaware limited partnership.

          "Continuing Methanol Hedge Agreement Obligations" means liabilities and other obligations under the Methanol Hedging Agreement with respect to periods from and after the Beaumont Disposition Time.

          "Cumulative Adjusted Net Income" means, for any period, the sum, for each complete fiscal year of Terra (beginning with the fiscal year ending December 31, 1995) during such period, of the Adjusted Net Income Amounts for all such fiscal years. For purposes of this definition, "Adjusted Net Income Amount" means, for any fiscal year of Terra, the greater of (x) 33-1/3% of the net income of Terra and its Subsidiaries on a Consolidated basis during such fiscal year and (y) $20,000,000.

          "Other Distribution" means a Dividend Payment made with respect to the capital stock of the Company except to the extent that the Company determines, reasonably and in good faith, that such Dividend Payment (1) is made to fund one or more of the items described in the definition of "Specified Payments" in this Section 1.01 or (2) is made out of the then-available amount of Cumulative Adjusted Net Income.

          "Prepay" means, with respect to any Debt, to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, such Debt, in each case except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Debt.

          "Purchase Event" means that, during any period commencing January 1, 1995, the aggregate amount of Dividend

                          Consent and Amendment No. 1
                          ---------------------------

     Payments with respect to the capital stock of the Company during such period exceeds the sum of (a) the aggregate amount of Specified Payments for such period plus (b) Cumulative Adjusted Net Income for such period plus (c) the amounts available during such period for Restricted Transactions under paragraphs (A) and (B) of Section 5.02(h) (without taking into account the proviso at the end of said Section 5.02(h)) to the extent not utilized for Restricted Transactions during such period. Notwithstanding anything herein to the contrary, a Purchase Event will not be deemed to occur hereunder unless a "Purchase Event" also would have occurred pursuant to the terms of the Original Credit Agreement.

          "Receivables Subsidiary" means a Subsidiary of the Company that meets both of the following criteria:

               (1) such Subsidiary is formed solely for the purpose of, and is engaged solely in the business of, (x) purchasing Receivables of the Company and one or more of its Subsidiaries under an Intercompany Receivables Facility and, at its option, selling all or a portion of such Receivables under a Permitted Receivables Facility and/or (y) owning the capital stock of, or other ownership interests in, one or more Receivables Subsidiaries; and

               (2) all of the capital stock of such Subsidiary (other than, in the case of a Subsidiary of the Company that is an obligor or a seller under a Permitted Receivables Facility, shares of preferred stock of such Subsidiary having a de minimis liquidation value, which preferred shares may be held by one or more financial institutions party to such Permitted Receivables Facility or their designees) is owned beneficially and of record, directly or indirectly, by Terra Capital Holdings, the Company and/or one or more other Receivables Subsidiaries.

          "Senior Preference Units" means, collectively, (a) the "Senior Preference Units" issued and outstanding under, and as defined in, the Agreement of Limited Partnership dated as of December 4, 1991 of TNCLP, as such Agreement of Limited Partnership is in effect on the Restatement Date, and (b) the "Common Units" into which such Senior Preference Units may be converted in accordance with Section 5.5 of such Agreement of Limited Partnership.

          "Specified Acquisitions" means Investments (including, without limitation, Investments arising by reason of any

                          Consent and Amendment No. 1
                          ---------------------------
     merger or consolidation permitted under Section 5.02(d)(i)(y), but excluding (1) Investments contemplated by the Port Neal Transaction, (2) Terra Stock Repurchases, (3) the purchase, redemption or other acquisition of Senior Preference Units pursuant to the SPU Redemption and (4) capital contributions to Subsidiaries of Terra) consisting of acquisitions of ownership interests in one or more entities engaged in the same or allied line or lines of business as Terra and its Subsidiaries, taken as a whole.

          "Subsidiary Guarantor" means, collectively, (x) TNC, (y) prior to the Beaumont Disposition Time, BMCH, TMC and BMLP and (z) from and after the SPU Redemption Time, TNLP and its successors.

          "Terra Guarantors" means, collectively, (x) Terra, Terra Capital Holdings and TNC, (y) prior to the Beaumont Disposition Time, TMC, BMCH and BMLP and (z) from and after the SPU Redemption Time, TNLP and its successors.

          "TMC" means Terra Methanol Corporation, a Delaware corporation.

          "TNLP Guarantors" means, collectively, (x) Terra, Terra Capital Holdings, the Company and TNC and (y) prior to the Beaumont Disposition Time, TMC, BMCH and BMLP.

          C. Prepayments. Section 2.05(b)(i) of the Credit Agreement shall be amended by deleting "and" immediately following clause (x) in the proviso therein, by substituting "; and" for the period at the end of clause (y) in said proviso and by adding the following new clause (z) to said proviso:

          "(z) the Beaumont Disposition shall not be deemed to be a Disposition for purposes of this clause (i)."

          D. Representations. Section 4.01(i) of the Credit Agreement shall be amended by restating the first sentence thereof to read as follows:

          "No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for any purpose which violates the provisions of the regulations of the Board of Governors of the Federal Reserve System."


                          Consent and Amendment No. 1
                          ---------------------------

          E. Preservation of Existence, Etc. Section 5.01(e) of the Credit Agreement shall be amended to read as follows:

          "(e) Preservation of Corporate Existence, Etc. Subject to Section 5.02(d) and (e), preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, that the Obligors may consummate the Reorganization Transaction, the Port Neal Transaction and the Beaumont Disposition, and that neither any Obligor nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Obligor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligor or such Subsidiary, as the case may be, and that the loss thereof will not have a Material Adverse Effect."

          F. Ownership of Obligors. Section 5.01(o) shall be amended by restating the introductory clause thereof to read as follows:

          "Take, and will cause each of its Subsidiaries to take, such action from time to time as shall be necessary to ensure that, except to the extent necessary to give effect to either or both of the Reorganization Transaction and the Beaumont Disposition:".

          G. Use of Beaumont Disposition Proceeds. The Credit Agreement shall be amended by adding a new Section 5.01(q) reading as follows:

          "(q) Use of Beaumont Disposition Proceeds. Take one or more of the following actions at such times and in such manner as shall be necessary such that neither Terra nor any of its Subsidiaries shall be required to Prepay 1995 Terra Debt or AMCI Senior Notes with all or any portion of the Beaumont Disposition Proceeds:

               (1) invest and/or commit to invest (subject to the terms and conditions hereof and of the other Loan Documents) Beaumont Disposition Proceeds in the business of Terra and its Subsidiaries;

               (2)  prepay the Advances pursuant to Section 2.05(a); and

               (3)  reduce the Commitments pursuant to Section 2.04(a).

                          Consent and Amendment No. 1
                          ---------------------------

     In addition, Terra will not, and will not permit any of its Subsidiaries to, Prepay any Debt of Terra or any of its Subsidiaries (other than (i) Debt hereunder and under the other Loan Documents, and (ii) Debt outstanding under revolving lines of credit to the extent said lines of credit remain available for reborrowing after giving effect to such prepayment) with Beaumont Disposition Proceeds, in each case except to the extent required pursuant to the instruments evidencing such Debt as in effect on May 1, 1996; provided that nothing herein shall prohibit Terra or any of its Subsidiaries from using Beaumont Disposition Proceeds (I) to fund all or a portion of the Restricted Transactions referred to in Section 5.02(h)(C) and/or (II) to redeem the preferred stock of Port Neal Holdings and otherwise to pay all or a portion of the obligations of Terra or any of its Subsidiaries in respect of the Port Neal Transaction. For purposes of this paragraph, the Company shall be entitled to make determinations as to whether funds used by Terra and its Subsidiaries for a particular purpose constituted "Beaumont Disposition Proceeds", provided that such determinations are made reasonably and in good faith.

     For purposes of determining compliance with this Section 5.01(q), the Company shall, from time to time upon the request of the Agent or the Required Lenders (through the Agent), deliver to the Agent a report in form and detail reasonably satisfactory to the Required Lenders setting forth the manner in which the Beaumont Disposition Proceeds have been or are to be applied (including, without limitation, the amounts thereof that have been used for the respective purposes described in this Section 5.01(q))."

          H. Liens. Section 5.02(a) of the Credit Agreement shall be amended by deleting "and" at the end of paragraph (xv) thereof, by substituting "; and" for the period at the end of paragraph (xvi) thereof and by adding the following new paragraph (xvii) thereto:

          "(xvii) Liens securing obligations of the Company and its Subsidiaries under Hedge Agreements permitted by Section 5.02(c)."

          I. Hedge Agreements. Section 5.02(c) of the Credit Agreement shall be amended by adding "prior to the Beaumont Disposition Time," at the beginning of paragraph (y) thereof.

          J. Sales, Etc., of Assets. Section 5.02(e) of the Credit Agreement shall be amended by deleting the "and" at the end of paragraph (vi) thereof, by redesignating the paragraph immediately following said paragraph (vi) as paragraph (vii), by

                          Consent and Amendment No. 1
                          ---------------------------
substituting "; and" for the period at the end of said paragraph (vii) and by adding the following new paragraph (viii) thereto:

          "(viii)   the Disposition (the "Beaumont Disposition") of BMLP
     (whether through the Disposition by the Company of the capital stock of TMC and BMCH, the Disposition by TMC and BMCH of the partnership interests of BMLP, the Disposition by BMLP of all or substantially all of its assets or otherwise) to one or more Persons (collectively, the "Beaumont Purchasers"), provided that such Disposition shall be effected in accordance with the following terms (or on such other terms as shall be reasonably satisfactory to the Required Lenders):

               (A) both immediately prior to and after giving effect to such Disposition, no Default or Event of Default shall have occurred and be continuing;

               (B) none of the Beaumont Purchasers shall be an Affiliate of the Company;

               (C) the aggregate Net Available Proceeds of such Disposition (the "Beaumont Disposition Proceeds") shall be not less than $125,000,000 (at least $100,000,000 of which shall be in the form of cash);

               (D) after giving effect to such Disposition, Terra and its Subsidiaries shall have no Continuing Methanol Hedge Agreement Obligations (or, in the alternative, all of the Continuing Methanol Hedge Agreement Obligations shall be assumed by one or more of the Beaumont Purchasers, and such Beaumont Purchasers shall indemnify and hold harmless Terra and its Subsidiaries from and against all claims, damages, losses, liabilities, and expenses that may be incurred by Terra and its Subsidiaries in connection therewith);

               (E) to the extent the assets subject to such Disposition constituted part of the Collateral, all proceeds thereof (whether in the form of cash, instruments or otherwise) shall become subject to the Lien created by the Security Documents in accordance with the terms thereof (it being understood that nothing herein shall require Terra or any of its Subsidiaries to segregate any of the cash proceeds of such Disposition); and

               (F) the Company shall deliver to the Agent a true, correct and complete copy of each of the principal documents executed in connection with the

                          Consent and Amendment No. 1
                          ---------------------------

          Beaumont Disposition and shall certify to the Agent and the Lenders that such Disposition has been (or is being) consummated in all material respects in accordance with the terms and conditions set forth herein (including, without limitation, in this Section 5.02(e)) and in the other Loan Documents."

          K. Restricted Transactions. Section 5.02(h) of the Credit Agreement shall be amended to read as follows:

          "(h) Restricted Transactions. Make any Capital Expenditures or Specified Acquisitions except for:

               (A) Restricted Transactions, for Terra and its Subsidiaries on a Consolidated basis, in any fiscal year (the "Subject Fiscal Year") in an aggregate amount not exceeding the sum of (i) $150,000,000 plus
          (ii) for fiscal years beginning January 1, 1996 and thereafter, the lesser of (x) an amount equal to the unused portion (if any) of the amount available for Restricted Transactions pursuant to paragraph (i) of this Section 5.02(h)(A) for the prior fiscal year and (y) $100,000,000;

               (B) additional Restricted Transactions, for Terra and its Subsidiaries on a Consolidated basis, during the period from and after the Beaumont Disposition Time in an aggregate amount not exceeding the excess, if any, of (x) the Beaumont Disposition Proceeds received from time to time in the form of cash (including cash payments received under instruments constituting part of the Beaumont Disposition Proceeds) over (y) the aggregate amount of prepayments of Terra Advances and Terra Commitment reductions, if any, made in accordance with Section 5.01(q) prior to the occurrence of the relevant Restricted Transaction; and

               (C) additional Restricted Transactions, for Terra and its Subsidiaries on a Consolidated basis, in an aggregate amount not exceeding $60,000,000 constituting the purchase by the Company and/or one or more of its Subsidiaries of the Courtright manufacturing plant located in Ontario, Canada, from W. Patrick Moroney, as Trustee of The 1993 Courtright Property Trust;

     provided that the amounts available for Restricted Transactions pursuant to clauses (A) and (B) of this Section 5.02(h) shall be deemed to be reduced at the time of each Other Distribution by the amount thereof as follows:

                          Consent and Amendment No. 1
                          ---------------------------

               (1) first, the amount of such Other Distribution shall reduce (but not below zero) the amount remaining available under said clause
          (A) for the then-current fiscal year; and

               (2) then, after the amount available for Restricted Transactions under said clause (A) is reduced to zero (whether by the making of Restricted Transactions and/or by the application of the preceding clause (1)), the amount of such Other Distribution shall reduce (but not below zero) the amount remaining available under said clause (B)."

          L. Methanol Hedging Agreement. Section 5.02(l) of the Credit Agreement shall be amended by adding, immediately after "Cancel or terminate" therein, ", except as expressly provided in Section 5.02(e)(viii)(D),".

          Section 3. Consents relating to the Beaumont Disposition. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, but effective as of the date hereof, each of the Lenders hereby consents to the Beaumont Disposition for all purposes of the Credit Agreement and the other Loan Documents, and hereby authorizes and directs the Agent, upon the consummation thereof, to execute such agreements, documents and other instruments, and to take such other action, as the Company may reasonably request in order to (x) release the Liens in favor of the Agent and the other "Secured Parties" under the Security Documents with respect to the Collateral that is to be transferred as part of the Beaumont Disposition and (y) release each of TMC, BMCH and BMLP from their respective obligations as "Subsidiary Guarantors", "Terra Guarantors" and "TNLP Guarantors" (and, thereby, to release each of TMC, BMCH and BMLP from their respective obligations as "Guarantors", "Terra Obligors", "TNLP Obligors" and "Obligors") under the Credit Agreement and the other Loan Documents.

          Section 4. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders that, both before and after giving effect to the amendments to the Credit Agreement and the consents set forth herein:

          (a) the representations and warranties contained in each Loan Document are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                          Consent and Amendment No. 1
                          ---------------------------

          (b) no event has occurred and is continuing that constitutes a Default or an Event of Default.

          Section 5. Conditions Precedent. As provided in Sections 2 and 3 hereof, the amendments to the Credit Agreement set forth in said Section 2 and the consents set forth in said Section 3 shall each become effective, as of the date hereof, upon the satisfaction of the condition precedent that the Agent shall have received the following (each in form and substance satisfactory to it):

          A. Execution and Delivery, Etc. This Consent and Amendment No. 1, duly executed by each of the Obligors, each of the Lenders and the Agent.

          B. Other Documents. Such other documents as the Agent or any Lender or special New York counsel to the Agent may reasonably request.

          Section 6. Miscellaneous. Except as herein provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Consent and Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent and Amendment No. 1 by signing any such counterpart. This Consent and Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       THE BORROWERS
                                       -------------

                                       TERRA CAPITAL, INC.


                                       By /s/ F. G. Meyer
                                       -------------------------------
                                       Title:  Vice President

                                       TERRA NITROGEN, LIMITED PARTNERSHIP

                                         By Terra Nitrogen Corporation,
                                            its General Partner

                                            By /s/ Robert E. Thompson
                                               ---------------------------
                                               Title:  Vice President

                          Consent and Amendment No. 1
                          ---------------------------

                                       GUARANTORS
                                       ----------

                                       TERRA INDUSTRIES INC.


                                       By /s/ F. G. Meyer
                                          --------------------------------
                                          Title:  Vice President

                                       TERRA NITROGEN CORPORATION


                                       By /s/ Robert E. Thompson
                                          --------------------------------
                                         Title:  Vice President

                                       BEAUMONT METHANOL, LIMITED
                                         PARTNERSHIP

                                         By Terra Methanol Corporation,
                                            its General Partner


                                            By /s/ G. H. Valentine
                                               ---------------------------
                                               Title:  Vice President

                                       TERRA METHANOL CORPORATION


                                       By /s/ G. H. Valentine
                                          --------------------------------
                                          Title:  Vice President

                                       BMC HOLDINGS, INC.


                                       By /s/ G. H. Valentine
                                          --------------------------------
                                          Title:  Vice President

                                       TERRA CAPITAL HOLDINGS, INC.


                                       By /s/ F. G. Meyer
                                          --------------------------------
                                          Title:  Vice President



                          Consent and Amendment No. 1
                          ---------------------------

                                       THE AGENT
                                       ---------

                                       CITIBANK, N.A.


                                       By /s/ Judith C. Fisher
                                          --------------------------------
                                         Title:  Attorney-in-Fact


  COMMITMENTS                          THE LENDERS
  -----------                          -----------

Terra Commitment                       CITIBANK, N.A.
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ Judith C. Fisher
                                          --------------------------------
                                          Title:  Attorney-in-Fact


Terra Commitment                       CHEMICAL BANK
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ Peter Ling
                                          --------------------------------
                                          Title:  Vice President


Terra Commitment                       ARAB BANKING CORPORATION
- ----------------
 $16,500,000.00

TNLP Commitment
- ---------------
 $ 1,100,000.00                        By /s/ Grant E. McDonald
                                          ---------------------------------
                                           Title:  Vice President


Terra Commitment                       BANK OF AMERICA ILLINOIS
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ M. H. Claggett
                                          --------------------------------
                                          Title:  Vice President


Terra Commitment                       THE BANK OF NOVA SCOTIA
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ F. C. Ashby
                                          --------------------------------
                                          Title:  Senior Manager Loan
                                                  Operations

                          Consent and Amendment No. 1
                          ---------------------------

Terra Commitment                       CAISSE NATIONAL DE CREDIT AGRICOLE
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ W. Leroy Startz
                                          ---------------------------------
                                          Title:  First Vice President


Terra Commitment                       COOPERATIEVE CENTRALE RAIFFEISEN-
- ----------------                         BOERENLEEBANK, B.A. "RABOBANK
 $28,500,000.00                          NEDERLAND", New York Branch

TNLP Commitment
- ---------------
 $ 1,900,000.00
                                       By /s/ Angela R. Reilly
                                          --------------------------------
                                          Title:  Vice President


                                       By /s/ W. Jeffrey Vollack
                                          --------------------------------
                                          Title:   Vice President, Manager


Terra Commitment                       CREDIT LYONNAIS CHICAGO BRANCH
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ Michel Buysschaert
                                          -------------------------------
                                          Title:  Vice President


                                       CREDIT LYONNAIS CAYMAN ISLAND
                                         BRANCH


                                       By /s/ Michel Buysschaert
                                          -------------------------------
                                          Title:  Authorized Signature


Terra Commitment                       DRESDNER BANK AG, CHICAGO AND GRAND
- ----------------                         CAYMAN BRANCHES
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ Thomas J. Nadramia
                                          --------------------------------
                                          Title:  Vice President


                                       By /s/ John W. Sweeney
                                          --------------------------------
                                          Title:  Assistant Vice President



                          Consent and Amendment No. 1
                          ---------------------------

Terra Commitment                       FIRST BANK NATIONAL ASSOCIATION
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ Marc E. Meirovitz
                                          -------------------------------
                                          Title:  Commercial Banking
                                                  Officer


Terra Commitment                       THE FUJI BANK, LIMITED
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ Peter L. Chinnici
                                          --------------------------------
                                          Title:  Joint General Manager


Terra Commitment                       MELLON BANK, N.A.
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ George Davis
                                          --------------------------------
                                          Title:  Vice President


Terra Commitment                       NATIONSBANK OF TEXAS, N.A.
- ----------------
 $28,500,000.00

TNLP Commitment
- ---------------
 $ 1,900,000.00                        By /s/ C. Todd Kulp
                                          --------------------------------
                                          Title:  Vice President


Terra Commitment                       UNION BANK OF SWITZERLAND, NEW YORK
- ----------------                         BRANCH
 $16,500,000.00

TNLP Commitment
- ---------------
 $ 1,100,000.00                        By /s/ Philippe R. Sandmeier
                                          -------------------------------
                                          Title:  Assistant Vice President


                                       By /s/ C. C. Glockler
                                          --------------------------------
                                          Title:  Vice President



                          Consent and Amendment No. 1
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